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FOR IMMEDIATE RELEASE
BHA-0405
June 1, 2004
7:30 A.M. ET

                 GE ENERGY TO ACQUIRE BHA GROUP HOLDINGS, INC.,
                         A LEADER IN AIR QUALITY CONTROL


     ATLANTA, GEORGIA - June 1, 2004 - GE Energy has signed a definitive agreement to acquire BHA Group Holdings, Inc., a leading provider of air quality control products and services, in an all cash transaction for $38 per share or approximately $260 million. Upon consummation of the transaction, BHA will become a wholly owned subsidiary of GE.


         Based in Kansas City, Missouri, BHA (BHAG) is a NASDAQ quoted company with operations in 11 countries, supplying parts, services and engineered upgrades to reduce particulate matter emissions for a broad range of power generation and industrial applications, as well as ePTFE membrane products for use in a variety of industrial and consumer products.

         Following the closing of the acquisition, BHA will be integrated with GE Energy's portfolio of environmental services.

         GE Energy's environmental services business is on track to achieve more than 50% organic growth in 2004 and is well positioned to achieve double-digit growth over the next three years. This growth is largely attributable to an increased focus on offerings designed to improve air quality while optimizing total plant performance. The acquisition will add complementary particulate matter control capabilities to GE Energy's existing combustion control and emissions monitoring solutions, producing a more complete solution for the global customer base of both companies. The acquisition also adds ePTFE membrane technology to the GE portfolio, with multiple applications for this technology anticipated across GE's businesses. BHA is the latest of several acquisitions and product announcements designed to broaden GE Energy's offerings in renewable and cleaner energy production.

         "Adding the capabilities of BHA will better enable GE Energy to address our customers' growing need to reduce particulate matter emissions. BHA's focus on the development of advanced technology parts and services that help improve system performance is a perfect complement to GE Energy's strategy of achieving the latest emission control standards while simultaneously delivering total plant performance improvements," said John Rice, president and CEO of GE Energy.

         "In GE Energy, we are joining a company with one of the world's largest installed bases of power generation equipment, relationships with leading utility companies, and advanced environmental technologies," said James E. Lund, president and CEO of BHA. "This union will create an expanded environmental solution for our customers, and produce multiple application opportunities for our emission control and ePTFE membrane technology across the GE portfolio."



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         The acquisition is subject to customary closing conditions including regulatory approvals and BHA stockholder approval. The acquisition is expected to close in late summer.

         Allen & Company LLC and Robert W. Baird & Co. Incorporated acted as financial advisors to BHA.

ABOUT BHA GROUP HOLDINGS, INC.

BHA began as a division of Standard Havens, Inc. in 1975, and became a publicly owned company in 1986. Fiscal 2003 revenues were $182 million. BHA is a world leader in innovative filtration technology. Its two principal operating subsidiaries are BHA Group, Inc., a leading global supplier of replacement parts and services for industrial air pollution control systems, and BHA Technologies, Inc., which manufactures and markets expanded polytetrafluoroethylene (ePTFE) membrane products for use in a variety of industrial and consumer products.


ABOUT GE ENERGY

GE Energy (www.gepower.com) is one of the world's leading suppliers of power generation and energy delivery technology, with 2003 revenues of nearly $18.5 billion. Based in Atlanta, Georgia, GE Energy provides equipment, service and management solutions across the power generation, oil and gas, transmission and distribution, distributed power and energy rental industries.


Important Legal Information

In connection with the proposed transaction, a proxy statement will be filed with the U.S. Securities & Exchange Commission by BHA Group Holdings, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed or furnished by BHA with the SEC, at the SEC's website at www.sec.gov. The proxy statement and other documents filed or furnished by BHA may also be obtained for free by directing a request to BHA's Corporate Secretary at 1-800-821-2222.

BHA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BHA in connection with the proposed transaction. Information about the directors and executive officers of BHA is set forth in the proxy statement on Schedule 14A for BHA's annual meeting of stockholders, as filed with the SEC on January 16, 2004. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of BHA stockholders to approve the merger at the following address: 8800 East 63rd Street, Kansas City, Missouri, 64133.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: This press release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the proposed transaction and future benefits of the pending proposed transaction between GE and BHA. The following factors, among others, could cause actual results to differ materially from those described herein: failure to obtain certain regulatory approvals; actions of the U.S., foreign and local governments; failure of the requisite number of BHA stockholders to approve the proposed transaction; the inability to successfully integrate the businesses of GE and BHA; the costs related to



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the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; the general economic environment; potential or actual litigation challenging the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting businesses generally. More detailed information about those factors is set forth in filings to be made by GE and BHA with the SEC. Neither GE nor BHA is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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For more information, contact:

GE Energy:

Dennis Murphy
GE Energy
+1 678 844 6948
dennis.murphy@ps.ge.com

Ken Darling or Howard Masto
Masto Public Relations
+1 518 786 6488
kenneth.darling@ps.ge.com
howard.masto@ps.ge.com

BHA Group Holdings, Inc.:

James C. Shay
BHA Group Holdings, Inc.
+1 816 356 8400 ext. 336
jshay@bha.com